NEWS RELEASE

FOR IMMEDIATE RELEASE	4716 Old Gettysburg Road Mechanicsburg, PA 17055

NYSE Symbol: SEM

Select Medical Corporation Signs Merger Agreement for
$18.00 Cash Per Share; Welsh, Carson, Anderson & Stowe to Lead Buyout

     MECHANICSBURG, PENNSYLVANIA — - October 18, 2004 — - Select Medical Corporation (NYSE: SEM) today announced that it has signed an agreement to merge with a new company formed by an investment group led by Welsh, Carson, Anderson & Stowe, a private equity firm focused on investments in the healthcare sector, and including Thoma Cressey Equity Partners, a private equity firm and an existing stockholder of Select, and certain members of Select’s management. Under the terms of the merger agreement, each share of Select common stock, other than certain shares held by the stockholders participating in the buying group, will be converted into the right to receive $18.00 per share in cash, which represents a premium of approximately 36% above the average closing price for the last 30 trading days of $13.28 per share. The transaction is valued at approximately $2.3 billion, including consideration for outstanding stock options and Select’s existing indebtedness. Upon completion of the proposed merger Select will become a privately held company and a wholly owned subsidiary of EGL Holding Company.

     Certain stockholders of Select, including Rocco A. Ortenzio, Select’s Executive Chairman, Robert A. Ortenzio, Select’s CEO and President, and Thoma Cressey will exchange approximately 5.7 million shares of Select common stock for capital stock of EGL Holding Company. In addition, the members of senior management of Select would continue as the senior management of the surviving corporation, would be granted restricted stock and stock options in such entity, and would participate in other incentive plans.

     Select’s Board of Directors unanimously approved the transaction following the unanimous recommendation of a special committee composed of independent directors. In negotiating the merger agreement, the special committee was advised by Banc of America Securities LLC, financial advisor to the special committee, and Foley & Lardner LLP, counsel to the special committee.

     The closing of the transaction is subject to various conditions contained in the merger agreement, including the approval by the holders of a majority of Select’s shares (other than the stockholders continuing in EGL Holding Company), the closing of financing arrangements as set forth in bank commitment letters that have been received by EGL Holding Company, the closing of tender offers for and consent solicitations with respect to Select’s public debt securities, the expiration of the applicable waiting period under the Hart-Scott-Rodino Act and other customary conditions. The transaction is expected to be completed in the first quarter of 2005.

     The merger agreement permits the special committee of Select’s Board of Directors to instruct its financial advisor to actively solicit other possible bidders through November 5, 2004. Thereafter, the special committee is permitted to respond to unsolicited inquiries by other persons interested in acquiring if the special committee determines that such inquiries could lead to a superior offer. Should a superior offer be received and accepted, Select may, subject to certain conditions (including payment of a “break-up” fee of $40 million plus expenses not to exceed $750,000), terminate the merger agreement.

     Rocco A. Ortenzio, Select’s Executive Chairman, stated, “The special committee and our Board believe that this merger is in the best interests of our stockholders in returning value to them and that it also provides an exciting opportunity for our company going forward.” Robert A. Ortenzio, Select’s CEO and President, commented, “After the transaction, the company will continue to be run by its current management team and will remain headquartered in Mechanicsburg, Pennsylvania. We will continue to provide high quality health care services and continue to pursue growth opportunities.”

Additional Information and Where to Find It

     The proposed transaction will be submitted to Select’s stockholders for their consideration, and Select will file with the SEC a proxy statement to be used to solicit stockholder approvals of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Select stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Select, at the SEC’s Internet site (http://www.sec.gov/). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to: Select Medical Corporation, 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, Attention: Investor Relations, or by telephone at (717) 972-1100 or by e-mail to ir@selectmedicalcorp.com.

Participants in the Solicitation

     Select, EGL Holding Company, Welsh Carson, certain of its affiliates, Thoma Cressey and Select’s directors, executive officers and other members of its management who are to invest in EGL Holding Company may be deemed to be participants in the solicitation of proxies from the Select stockholders in favor of the transaction. Information concerning persons who may be deemed participants in the solicitation of Select stockholders under the rules of the SEC is set forth in public filings filed by Select with the SEC and will be set forth in the proxy statement when it is filed with the SEC.

Earnings Conference Call Canceled

     In light of the signing of the merger agreement, Select also announced that it was canceling its earnings conference call previously scheduled for Thursday, October 28, 2004.

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About Select Medical Corporation

     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select operates 83 long-term acute care hospitals in 25 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States and Canada, with approximately 761 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/.

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Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the possibility that the merger may not occur due to the failure of the parties to satisfy the conditions in the merger agreement, such as the inability of Welsh Carson to obtain financing, the failure of Select to obtain stockholder approval, the failure of a majority of notes issued by Select to be tendered and accepted and the failure to successfully complete the consent solicitation regarding amendments to the indentures underlying the notes issued by Select, or the occurrence of events that would have a material adverse effect on Select as described in the merger agreement. Additional risks and uncertainties that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Martin F. Jackson, 717/972-1100
mailto:ir@selectmedicalcorp.com